EXHIBIT 4.3

EXHIBIT A


_____________________________
Name of Investor

                             SUBSCRIPTION AGREEMENT

AssureTec Holdings Inc.
200 Perimeter Road
Manchester, NH 03103


Gentlemen:

     The undersigned hereby subscribes to the purchase of one or more Common Shares (the "Common Shares") issued by AssureTec Holdings Inc., a Delaware C corporation (the "Company") in accordance with the terms and conditions of this Subscription Agreement.

     It is understood that, upon the sale by the Company to the undersigned of the Common Shares, the undersigned will receive a copy of this Subscription Agreement executed by an officer on behalf of the Company.

     1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribes for and agrees to purchase ___ Common Share(s) in the original principal amount of ___ Dollars ($ ___ ) and tenders herewith a check in the amount of _____________________________ Dollars ($_________) payable to the order of AssureTec Holdings.

     2. Acceptance of Subscription. The undersigned understands and agrees that this subscription is made subject to the unconditional right of the Company to reject any subscription, in whole or in part, for any reason whatsoever.

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     3. Payment of Subscription. The undersigned understands that the total amount subscribed will be paid to the company through the account.

     4. Representation and Warranties of the Undersigned. The undersigned understands and acknowledges that the Common Shares are being offered and sold under one or more of the exemptions from registration provided for in Section 3(b), 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Act"), including Regulation D promulgated thereunder, that, other than the materials attached to this Subscription Agreement, he is purchasing said Common Shares without being offered or furnished any additional offering literature, prospectus or other material, financial or otherwise, that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state, that all documents, records and books, pertaining to this investment have been made available to the undersigned and his representatives, including his attorney, his accountant and/or his representative(s), if any, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business. The undersigned hereby further represents and warrants as follows:

          (a) the undersigned confirms that he understands and has fully considered, for purposes of this investment, the risks of an investment in the Common Shares and understands that: (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his entire investment, (ii) the purchase of the Common Shares is a speculative investment which involves a high degree of risk of loss by the undersigned of his entire investment, and (iii) that there will be no public market for the Common Shares and accordingly, it may not be possible for him to liquidate his investment in the Common Shares in case of an emergency;

          (b) the undersigned acknowledges that the materials reviewed contain the views of the management of the Company, and that the analysis of the market and of the Company's strategy and competitive position contained therein represent subjective assessments about which reasonable persons could disagree and there can be no assurance that the actual results of operations of the Company will be as contemplated by the materials;

          (c) the undersigned confirms that he is (i) an "Accredited Investor" as the term is defined pursuant to Regulation D promulgated under the Act; (ii) able to bear the economic risk of this investment, (iii) able to hold the Common Shares for the period of time set forth herein, and (iv) presently able to afford a complete loss of his investment; and represents that he has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the undersigned's ability to provide for his current needs and possible financial contingencies, and that his commitment to all speculative investments (including this one if his subscription is accepted by the Company) is reasonable in relation to his net worth and annual income;

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          (d) the undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Common Shares and of making an informed investment decision;

          (e) the undersigned acknowledges that he has been provided and has read and understands the Amended and Restated Private Placement Offering dated September 15, 2005 ("the Offering Memorandum") and understands the capitalization table in Section XIII of the Offering Memorandum describes the capitalization of the Company prior to the completion of this offering.

          (f) the undersigned has had the opportunity to discuss with his representatives, including his attorney and/or his accountant, if any, the tax consequences of his investment in the Common Shares;

          (g) in making his decision to purchase the Common Shares, he has relied solely upon the materials reviewed and that he and such representatives have been given the opportunity to ask questions of, and to receive answers from, management and other persons acting on behalf of the Company concerning the Company and the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided;

          (h) the Common Shares are being acquired by the undersigned solely for his own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof; the undersigned has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Common Shares for which he hereby subscribes, any part thereof, any interest therein or any rights thereto; the undersigned has no present plans to enter into any such contract, undertaking, agreement or arrangement; and he understands the legal consequences of the foregoing representations and warranties to mean that he must bear the economic risk of the investment for an indefinite period of time because the Common Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act (which the Company is not obligated, and has no intention, to do) or unless an exemption from such registration is available; the Common Shares will be considered "Restricted Securities" for purposes of Rule 144 promulgated under the Act;

          (i) the undersigned understands that no Federal or state agency has passed on or made any recommendation or endorsement of the Common Shares and that the Company is relying on the truth and accuracy of the representations, declarations and warranties herein made by undersigned in offering the Common Shares for sale to the undersigned without having first registered the Common Shares under the Act;

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          (j) the undersigned represents that he has not and will not distribute the materials to any other person or party; and that he has not used the materials for any purposes other than to evaluate the merits of an investment in the Common Shares of the Company;

          (k) the undersigned consents to the placement of a legend on the Common Shares as required by applicable securities laws, including legends in form substantially as follows:

          THIS COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED AND THIS COMMON SHARES MAY NOT BE CONVERTED
          UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL TO THE COMPANY), STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. BY ACQUIRING THIS COMMON SHARES, THE HOLDER REPRESENTS THAT THE HOLDER HAS ACQUIRED SUCH COMMON SHARES FOR INVESTMENT AND THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS COMMON SHARES WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE ACT AND THE RULES AND REGULATIONS THEREUNDER.



          (l) New Hampshire residents acknowledge they have read and understood the following:

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          NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A
          LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITIUTES A FINDING BY THE SECREATRY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND
          NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION
          OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFACATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.




          The foregoing representations and warranties are made by the undersigned with the intent that they may be relied upon in determining his suitability as an investor in the Company.

     5. Transferability. The undersigned may transfer or assign the Common Shares acquired in accordance with all applicable laws.

     6. Revocation. The undersigned may revoke this agreement prior to the close of this transaction.

     7. No Waiver. The undersigned does not waive any rights granted to him under Federal or state securities laws.

     8. Acknowledgments of the Undersigned. The undersigned acknowledges that there have been no guarantees or warranties made to him by the Company, its agents or employees, or by other person, expressly or implication, of any nature or kind.

     9. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at the address set forth below or to the Company at the address set forth above.

     10. This Agreement shall be governed by and construed in accordance with laws of the State of New Hampshire.

     11. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended only be a writing executed by the parties.


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     IN WITNESS WHEREOF, the undersigned has hereby executed this Agreement this day of , 2005.

------------------------------      ----------------------------
Subscriber Signature                SS Number


------------------------------      ----------------------------
Name of Subscriber (Please          Street Address
 print or type)


                                    ---------------------------
                                    City or Town & State & Zip



------------------------------      ----------------------------
Co- subscriber Signature            SS Number


------------------------------      ----------------------------
Name of Co-subscriber (Please       Street Address
 print or type)

                                    ----------------------------
                                    City or Town & State & Zip


     AssureTec Holdings, Inc. hereby accepts the foregoing subscription subject to the terms and conditions hereof as of the _____ day of ______________ , 2006.

                                    AssureTec Holdings Inc.


                                    By:
                                    ----------------------------------------
                                    DULY AUTHORIZED


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

                      SCHEDULE A TO SUBSCRIPTION AGREEMENT

      WARRANT TO PURCHASE SHARES OF COMMON STOCK OF ASSURETEC HOLDINGS INC.



     This is to Certify that, for value received, ___________________ (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from AssureTec Holdings Inc., a New Hampshire corporation (the "Company"), at any time on or after date hereof, and not later than 5:00 p.m. EST, two years after __________________________ or one year following the effective date of an IPO, whichever occurs first, up to six hundred twenty five thousand shares of the Common Stock, US$.001 par value, of the Company (the "Common Stock") at a purchase price per share equal to US$6 at the rate of one share for each TWO SHARES OF Common Stock purchased under this Offering (______________ option shares), subject to adjustment as to the number of shares and purchase price as hereinafter set forth. The shares of the Company's Common Stock issuable upon the exercise of this Warrant are called herein the "Warrant Stock." The price per share of the Warrant Stock as adjusted from time to time as hereinafter set forth is sometimes referred to as the "Exercise Price." The Holder hereof may exercise this Warrant as to all or any portion of the shares of the Warrant Stock which such Holder shall have the right to acquire hereunder. This Warrant is the Warrant referred to in that certain Subscription Agreement of even date herewith (the "Subscription Agreement") between the Company and the Holder.



     (a) Exercise of Warrant. This Warrant may be exercised by presentation and surrender hereof to the Company with the Exercise Notice attached hereto as Annex A. The Warrant shall be deemed to have been exercised when (i) the Company has received a completed Exercise Notice, and (ii) the Company has received payment in the amount of the applicable Exercise Price, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If the stock transfer books of the Company shall be closed on the date of receipt of the Exercise Notice and the Exercise Price as aforesaid, the Holder shall be deemed to be the holder of such shares of Common Stock on the next succeeding day on which the stock transfer books of the Company shall be opened. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. In the event this Warrant shall not be exercised on or before two years after the date of issue or on or before one year following the effective date of an IPO whichever is sooner, this Warrant shall become void and all rights hereunder shall cease.

          (1) Method of Payment. Holder may pay the applicable Exercise Price by cash, check or cash equivalent.



          (2) Expenses of Issuance. The Company shall issue the Shares upon exercise of this Warrant without charge to Holder for any issuance tax or other cost incurred by the Company in connection with such exercise and the related issuance of the Shares. Each of the Shares shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.



          (3) Withholding Taxes. Holder shall satisfy any federal, state, local or foreign withholding tax obligations arising from the exercise of the Warrant or the subsequent disposition of the Shares.



     (b) Reservation of Shares; Stock Fully Paid. The Company agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. All shares that may be issued upon exercise hereof, will upon issuance, be validly issued, fully paid and non-assessable.



     (c) Fractional Shares. This Warrant shall be exercisable in such manner as not to require the issuance of fractional shares or scrip representing fractional shares. If, as a result of adjustment in the Exercise Price or the number of shares of Common Stock to be received upon exercise of this Warrant fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share. The current value shall be an amount, not less than twice book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

     (d) Exchange or Assignment of Warrant. Holder may not, directly or indirectly, voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, voluntarily or involuntarily, directly or indirectly (each, a "Transfer") this Warrant, except that Holder may transfer the Warrant to Holder's spouse and direct descendants of Holder, and the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of Holder's estate upon death (each, a "Permitted Transferee"); provided, however, that (x) any such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement with respect to the Shares and (y) any transfer to a Permitted Transferee shall not be in violation of applicable federal or state securities laws.



     (e) Rights of the Holder; Limitation on Liability. The Holder shall not, prior to exercise of this Warrant, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant. No provision hereof, in absence of an affirmative action by the Holder to purchase the Warrant Stock, and no enumeration herein of rights or privileges by the Holder, shall give rise to any liability of the Holder for the Exercise Price of the Warrant Stock.



     (f) Adjustment of Exercise Rights. The Exercise Price or the number of shares of Common Stock to be received upon the exercise of this Warrant, or both shall be subject to adjustment from time to time as follows:



          (l) Dividends. In case any additional shares of Common Stock or any obligation or stock convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable obligations or stock being hereinafter called "Convertible Securities") shall be issued as a dividend on any class of stock of the Company, such shares or Convertible Securities shall be deemed to have been issued without consideration, on the day next succeeding the date for the determination of stockholders' entitled to such dividend; and any issuance of any such additional shares of Common Stock as a dividend on Common Stock shall be treated as a subdivision as a whole of the number of shares of Common Stock then outstanding into a greater number of shares, and the Exercise Price shall be adjusted under Subsection (2) of this Section (f) and not under this Subsection (l). If at any time the Company shall declare a cash dividend on its Common Stock and shall, contemporaneously therewith, give to the holders of Common Stock the option to purchase additional Common Stock at a price which shall net the Company in the aggregate substantially the amount, or less than the amount, of such cash dividend, the aggregate number of shares of Common Stock actually issued and issuable pursuant to the exercise of such option shall be deemed to have been issued as a stock dividend on the date of the expiration of such option.

Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment in the Exercise Price in the case of the issuance at any time or from time to time of any shares of Common Stock pursuant to any exercise of this Warrant.

          (2) Effect of "Split-ups" and "Split-down" and Certain Dividends. In case at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be reduced proportionately, and the number of shares of Warrant Stock then exercisable hereunder shall be increased proportionately. In case at any time or from time to time the Company shall consolidate as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be increased proportionately and the number of shares of Warrant Stock then exercisable hereunder shall be decreased proportionately.

          (3) Statement of Adjusted Exercise Price. Whenever the Exercise Price is adjusted pursuant to any of the foregoing provisions of this Section (f), the Company shall forthwith prepare a written statement signed by the President or the Treasurer of the Company, setting forth the adjusted Exercise Price and any adjustment in the number of shares purchasable hereunder, determined as provided in this Section (f), and in reasonable detail the facts requiring such adjustment. Such statement shall be filed among the permanent records of the Company, shall be furnished to the Holder of each Warrant upon request, and shall be open to inspection by the Holders of the Warrants during normal business hours.



          (4) Effect of Merger or Consolidation. In case the Company shall enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or sell or convey its property as an entirety or substantially as an entirety and in connection with such consolidation, merger, sale or conveyance shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder of any Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger sale or conveyance, at an aggregate Exercise Price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interests thereafter of the Holders of Warrants, to the end that all the provisions of the Warrants (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities.

          (5) Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Subsection (2) of this Section (f)); the Holder of any Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which the holder of such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate Exercise Price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interest thereafter of the Warrants (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.



          (6) Distributions. In case the Company shall make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of New Hampshire, then the Holder of this Warrant who thereafter exercises the same as herein provided after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive for the purchase price of the shares of Common Stock stated in this Warrant, in addition to the Shares of Common Stock, the amount of such assets (or at the option of the Company, a sum equal to the value thereof at the time of such distribution to holders of Common Stock, as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to such Holder had he been the holder of record of such shares of Common Stock on the record date for the determination of those entitled to such distribution.



          (7) Dissolution or Liquidation. In case the Company shall liquidate or wind up its affairs, the Holder of this Warrant shall be entitled, upon the exercise thereof, to receive, in lieu of the shares of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had it been the holder of record of such shares of Common Stock on the record date for the determination of those entitled to receive any such liquidating distribution; provided, however, that all rights under this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than the date of commencement of proceedings for dissolution, liquidation or winding up and not later than 30 days after such commencement date, unless the Holder shall have, prior to such termination date, exercised this Warrant. Notice of such termination of rights under this Warrant shall be given to the last registered Holder hereof, as the same shall appear on the books of the Company, by mail at least 30 days prior to such termination date. In the event of such notice the Holder may exercise this Warrant prior to the fifth anniversary hereof.



     (g) Limitations on Transfer of Warrant Stock. The Common Stock issuable pursuant hereto has not been registered under the Act. Accordingly, by acceptance hereof the Holder agrees that:

          (l) It will acquire the Common Stock issuable pursuant hereto to be held as an investment and that it will not attempt to sell, distribute or dispose of the same except pursuant to this agreement and:



          (a) pursuant to a registration statement filed and rendered effective under the Act; or



          (b) pursuant to a specific exemption from registration under the Act.



          (2) There shall appear on the certificate or certificates evidencing any Common Stock issued pursuant hereto a legend as follows:



          THIS SECURITY HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

     (h) Company shall cover all shares which may be issued to Investor under the terms of this Warrant in the Registration Statement filed with the SEC under the terms of the Offering pursuant to which this warrant is being granted.



     (i) Notices. All notices, payments, requests and demands and other communications required or permitted under this Warrant shall be deemed to have been duly given, delivered and made if in writing and if served either by personal delivery to the party for whom it is intended or by being deposited, postage prepaid, certified or registered mail return receipt requested to the address shown below or such other address as may be designated in writing hereafter by such party:

                If to the Company:



                       AssureTec Holdings Inc.

                       200 Perimeter Road

                       Manchester, NH 03103





                If to the Holder:



                ----------------------------



                ----------------------------



                ----------------------------

                With a copy to:



                        --------------------

                        --------------------

                        --------------------

                        --------------------



     (i) Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of New Hampshire.



     (j) Controversy. In the event of any controversy, claim or dispute between the parties hereto, arising out of or relating to this Warrant, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees, and costs.



     (k) Further Assurances. The parties agree to execute, acknowledge and deliver any and all such other documents and to take any and all such of the action as may, in the reasonable opinion of either of the parties hereto be necessary or convenient to efficiently carry out any or all of the purposes of this Warrant.



     (l) Severability. Each and all provisions of this Warrant deemed to be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Warrant.



     (m) Parties in Interest. Assignment. The Company may assign any and all of its rights under this Agreement to its successors, and this Agreement shall inure to the benefit of, and be binding on, the successors of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his heirs, executors, administrators, successors and assigns.

     (n) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes in its entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder interest except by means of a writing signed by the Company and the Holder.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Secretary Treasurer, and attested by its President as of the ____ day of ____________, 2006.





ATTEST:                                       ASSURETEC HOLDINGS INC.




----------------------------                  ----------------------------

R. Bruce Reeves

President & CEO                               Secretary Treasurer

ANNEX A

                            EXERCISE NOTICE
                            ---------------

To:      Assuretec Systems Inc.

Dated:

     The undersigned, pursuant to the provisions set forth in the Stock Warrant Agreement dated effective as of _____________, 200_ (the "Agreement"), hereby exercises his right to purchase __________ of the Shares at the Exercise Price of $6 as provided in the Agreement, and makes payment herewith in full therefor, either in the form of cash, check or cash equivalent at the price per share provided in the Agreement.





                                            Signature _____________________

ANNEX B

                                  Stock Legend

---------------------------------------

THIS SECURITY HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION)

ANNEX C
ADDITIONAL TERMS AND AGREEMENTS

The following terms and agreements by and between Dr. R. Bruce Reeves, in his capacity as CEO of AssureTec Holdings, Inc. and investor are hereby agreed to as follows:

     1. With regard to registration rights of the shares subject to this subscription agreement, the Company will bear all cost related to their being declared effective at a time to be determined by the Company but only with the approval of the managing underwriter of the IPO and only as part of an already ongoing registration; and

     2. with regard to dividends, the shares underlying this subscription agreement will have the same dividend rights as all other common shares of AssureTec Holdings, Inc. and therefore will have the right to receive dividends when so declared by AssureTec Holdings, Inc.; and

     3. Company agrees that for the period of time from the execution of this subscription agreement until the public offering of shares by the Company it will not cause its shares to be sold to other investors at a price less than the price of the shares sold subject to this subscription agreement; however, should Company agree to sell shares at a price that is below that price contained in this subscription agreement, Company agrees to re-price the shares sold under this subscription agreement to the price of the shares sold that were less than the share price of these shares and accordingly issue to the shareholder sufficient additional shares so that their holdings are at the equivalent pricing of the shares sold at the lower price. Nothing in this provision shall be interpreted to affect the sale of Preferred Shares to investors convertible into common shares under a Private Placement of such shares offered during the period of April, 2004 through September 2005, prior to accepting subscriptions under this current offering of common stock with warrants.